UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to §240.14a-12

PETROHUNTER ENERGY CORPORATION
(Name of Registrant As Specified in its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PETROHUNTER ENERGY CORPORATION
1600 Stout Street, Suite 2000
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the holders of Common Stock of PetroHunter Energy Corporation:

The annual meeting (the “Annual Meeting”) of stockholders of PetroHunter Energy Corporation (the “Company”) will be held at the Denver Magnolia Hotel, 818 – 17th Street, Denver, Colorado 80202, on Monday, April 20, 2009, at 9:00 a.m., Mountain Time.  The meeting will be convened for the following purposes:

(1)	To elect five directors to the Company’s Board of Directors;
(2)	To approve our 2009 Performance Incentive Plan; and
(3)	To transact such other business as may properly come before the Annual Meeting and at any adjournments thereof.

Only holders of record of the Company’s common stock at the close of business on January 27, 2009 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Even if you now expect to attend the Annual Meeting, you are requested to mark, sign, date, and return the accompanying proxy in the enclosed addressed, postage-paid envelope.  If you attend the Annual Meeting, you may vote in person, whether or not you have sent in your proxy.  A proxy may be revoked at any time prior to the voting thereof.

By Order of the Board of Directors

/s/ David E. Brody
David E. Brody, Corporate Secretary

Denver, Colorado
January 28, 2009

PETROHUNTER ENERGY CORPORATION
1600 Stout Street, Suite 2000
Denver, Colorado 80202

PROXY STATEMENT
January 28, 2009

This Proxy Statement is furnished to the stockholders of PetroHunter Energy Corporation (the “Company”) in connection with the solicitation on behalf of the Board of Directors (the “Board”) of proxies for use at the annual meeting of stockholders (the “Annual Meeting”) to be held at the Denver Magnolia Hotel, 818 – 17th Street, Denver, Colorado 80202, on Monday, April 20, 2009, at 9:00 a.m., and at any adjournments thereof.

This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about February 20, 2009, and the cost of soliciting proxies in the enclosed form will be borne by the Company.  In addition to the use of the mails, proxies may be solicited by personal interview, telephone, facsimile and electronic means.  Banks, brokerage houses and other nominees or fiduciaries have been requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting.

VOTING

Who Can Vote

Only stockholders of record as of the close of business on January 27, 2009 are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.  On January 27, 2009, the Company had outstanding 375,468,544 shares of common stock, $0.001 par value per share (the “Common Stock”).  Each share of Common Stock you own entitles you to one vote on each matter to be voted on at the Annual Meeting.

How You Can Vote

You may vote your shares in person by attending the Annual Meeting or you may vote by completing, signing, dating and mailing the enclosed proxy card in the envelope provided.  If you return your signed proxy card before the Annual Meeting, the named proxy will vote your shares as you direct.  If you send in your proxy card, but do not specify how you want to vote your shares, your shares will be voted (i) FOR the election of all nominees for director as described under “Election of Directors”; (ii) FOR approval of the 2009 Performance Incentive Plan, and (iii) in the discretion of the persons named in the enclosed proxy, on any other matters that may properly come before the Annual Meeting.

You May Revoke or Change Your Vote

You may revoke the enclosed proxy at any time prior to its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date.  A stockholder who votes in person at the Annual Meeting in a manner inconsistent with a proxy previously filed on the stockholder’s behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.  Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

PetroHunter Energy Corporation Proxy Statement - Page 1

PROPOSAL ONE
ELECTION OF DIRECTORS

The Company’s Bylaws authorize the Board to determine from time to time by resolution the number of directors.  The Board has fixed the number of directors to be elected at the Annual Meeting at five, and proxies cannot be voted for a greater number of persons.  Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received for the election of the five nominees named below to each serve until the next Annual Meeting and thereafter until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

NOMINEES:
Charles B. Crowell
Carmen J. Lotito
Martin B. Oring
Matthew R. Silverman
Dr. Anthony K. Yeats

If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board.  The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve.  The Company’s directors are elected by a plurality vote.

Information About Directors

The following sets forth certain information about the nominees for director of the Company.

•
Charles B. Crowell, age 65, was appointed to serve as our Chairman of the Board and Chief Executive Officer in July 2007.  Mr. Crowell has served as a director of the Company since February 2007 and was a member and chairman of the Audit and Compensation Committees.  In addition to his service to the Company, Mr. Crowell has been a practicing attorney and an officer and consultant to oil and gas companies for 38 years.  Mr. Crowell has held executive positions at several public and private companies, including manager and principal of Enigma Energy Company, LLC, Dallas, Texas, and Executive Vice President of Administration of Triton Energy Corporation.  In addition to his services as a director of the Company, Mr. Crowell has also served and continues to serve as a director in several other public companies, including Gasco Energy, Inc., Denver Colorado (2002-present) and Vice Chairman of the Board (2003-present); Comanche Energy, Inc., Tulsa, Oklahoma (1999-2000); Arakis Energy Corporation, Calgary, Alberta, Canada (1997-1998); Aero Services International, Inc., Newtown, Pennsylvania (1989-1993) (Chairman of the Board 8/90-12/92); and Triton Europe, plc., The Hague, The Netherlands (1989-1993).  Mr. Crowell holds a BA degree from John Hopkins and a JD from University of Arkansas.  He was admitted to the practice of law in Texas in 1974.

•
Carmen J. Lotito, age 64, has been a director of the Company since May 2006 and the Executive Vice President – Business Development since October 2007.  He previously served as the Executive Vice President, Chief Financial Officer, Treasurer, and Secretary of the Company at various times from May 2006 to October 2007.  Mr. Lotito is also the Executive Vice President – Business Development of PetroHunter Operating Company.  Mr. Lotito has been a director and chairman of the audit and compensation committees of Gasco Energy, Inc. since April 2001, and was a director of Galaxy Energy Corporation from November 2002 to August 2006.  He served as chief financial officer and treasurer of Galaxy Energy Corporation from November 2002 to July 2005, and as executive vice president from August 2004 to July 2005.  Gasco Energy is

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subject to the reporting requirements of the Securities Exchange Act of 1934. Mr. Lotito served as vice president, chief financial officer, and director of Coriko Corporation, a private business development company, from November 2000 to August 2002. Prior to joining Coriko, Mr. Lotito was self-employed as a financial consultant. Mr. Lotito holds a B.S. degree in accounting from the University of Southern California.

•
Martin B. Oring, age 63, became a director in July 2007.  Mr. Oring is an executive in the financial services and energy industries.  Prior to forming his current business in 2001, Wealth Preservation, LLC, he had extensive experience as a member of management in several companies, including Prudential Securities (Managing Director of Executive Services), Chase Manhattan Corporation (Manager of Capital Planning), and Mobil Corporation (Manager, Capital Markets & Investment Banking).  He has served and will continue to serve as a director of Parallel Petroleum Corporation, located in Midland, Texas, and Searchlight Minerals Corp., located in Henderson, Nevada.  Mr. Oring received a B.S. degree in mechanical engineering from the Carnegie Institute of Technology in 1966 and an M.B.A. degree from in production management, finance and marketing from Columbia University in 1968.  Mr. Oring chairs the audit, compensation and nominating committees of our board of directors and is a qualified financial expert.

•
Matthew R. Silverman, age 55, became a director in February 2007.  Mr. Silverman is Exploration Manager with Robert L. Bayless, Producer LLC, an oil and gas company that is active in the central and southern Rocky Mountain regions.  Such projects have included exploration for conventional oil and natural gas, tight gas, and coalbed methane development in several basins.  Mr. Silverman directs Bayless's geology and land departments in its Denver offices.  From 1989 to 2000, he was employed by Gustavson Associates, Inc., an international oil and gas consulting group, where he was responsible for technical evaluation and capital formation for exploration and production opportunities around the world.  His work included appraising oil and gas assets (producing and exploratory), preparing on-site oil and gas field feasibility studies, and business development.  Mr. Silverman was previously employed by TOTAL Minatome and its predecessors, CSX Oil & Gas and Texas Gas Exploration, from 1982 to 1989 in Denver, Colorado, and by Evans Energy from 1976 to 1982.  He received an A.B. degree from Brown University in 1975 and an M.S. degree in Geological Sciences from the University of Colorado in 1983.  Mr. Silverman is a Certified Petroleum Geologist.

•
Dr. Anthony K. Yeats, age 62, became a director in February 2006.  Dr. Yeats has participated in the development of numerous exploration ventures in oil and gas opportunities around the world.  His career has included the role of Chief Geologist, Geophysicist and Team Leader for Royal Dutch Shell in the Middle East, Africa and the Far East, Exploration Coordinator for BP’s Global Basin Group, and Chief Geologist for a number of regional acquisitions undertaken by British Petroleum at a variety of locations throughout the Middle East, Africa, Canada and Europe.  Before joining the Company, in 1999 Dr. Yeats started Cambridge Earth Sciences Limited, which provides private research and consulting services for companies engaging in geology and exploration management, which Dr. Yeats continues to run.  Prior to 1999, Dr. Yeats was Co-coordinator for World Wide New Ventures for Total in Paris and finally Exploration Manager for Total in the Former Soviet Union where he managed teams undertaking hydrocarbon exploration in Kazakhstan, Azerbaijan, and Russia.  In this post he was responsible for the generation of new ventures, including the acquisition of already existing discoveries.  Over the years he has developed extensive contacts with the financial community in Edinburgh and London, which specialize in the raising of capital for oil and gas ventures particularly from UK, French, Canadian and Middle East sources.

PetroHunter Energy Corporation Proxy Statement - Page 3

Director Independence Determinations

The Board has evaluated the independence of the members of the Board under the independence standards promulgated in the Nasdaq listing standards.  In conducting this evaluation, the Board considered transactions and relationships between each director nominee or his immediate family and the Company to determine whether any such transactions or relationships were material and, therefore, inconsistent with a determination that each such director nominee is independent.  Based upon that evaluation, the Board determined that Dr. Yeats and Messrs. Oring and Silverman have no material relationship with the Company and, thus, are independent.

Board Meetings and Committees

During the fiscal year ended September 30, 2008, the Board held 31 meetings and acted by written consent two times.  Each director participated in at least 89% of the aggregate total number of meetings held by the Board and all committees of which he was a member that were held during the period in which he served.

The Board has an Audit Committee, Nominating Committee, and Compensation Committee.  All of the members of these committees are non-employee, independent directors in accordance with the Nasdaq listing standards.

The Company does not maintain a formal policy regarding the Board’s attendance at annual stockholder meetings.

Audit Committee

The current members of the Audit Committee are Martin B. Oring (Chairman), Matthew R. Silverman and Dr. Anthony K. Yeats.  The Board has determined that Mr. Oring is the audit committee financial expert, as defined by the Securities and Exchange Commission (“SEC”) rules and has accounting or related financial management expertise under the Nasdaq rules.  All of the members of the Audit Committee are independent under the SEC rules pertaining to audit committee members.  The Audit Committee met 37 times during the fiscal year ended September 30, 2008.  The Audit Committee adopted an Audit Committee Charter.  The Audit Committee is responsible for (i) making recommendations to the Board concerning the engagement of the Company’s independent public accountants, (ii) consulting with the independent public accountants with regard to the audit plan, (iii) consulting with the Company’s principal financial and accounting officers on any matter the Audit Committee or the principal financial and accounting officers deem appropriate in connection with carrying out the audit, (iv) reviewing the results of audits of the Company by its independent public accountants, (v) reviewing all material related party transactions and all other potential conflict of interest situations, (vi) discussing audit recommendations with management and reporting the results of its reviews to the Board and (vii) performing such other functions as may be prescribed by the Board.  The Audit Committee Charter may be found on our website, at www.PetroHunter.com.

Nominating Committee

The Nominating Committee was formed in December 2007.  The current members of the Nominating Committee are Martin B. Oring (Chairman), Matthew R. Silverman and Dr. Anthony K. Yeats.  The Nominating Committee is responsible for (i) making recommendations to the Board about appropriate composition of the Board and its committees, (ii) evaluating potential director nominees and making recommendations to the Board regarding those director nominees that may be considered for election to the Board at the Annual Meeting, (iii) advising the Board on corporate governance practices and policies,

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(iv) overseeing the evaluation of the Board and management of the Company, (v) making recommendations to the Board regarding succession planning, and (vi) performing such other functions as may be prescribed by the Board.  The Nominating Committee Charter may be found on our website, at www.PetroHunter.com.

The Board’s current criteria for selecting new directors do not include specific minimum qualifications, but include criteria relating to a candidate’s business experience and accomplishments, lack of conflicts of interest, ability to commit the time to serve effectively, personal characteristics, the Board’s needs for diversity of backgrounds and skills, and other pertinent considerations.  The Nominating Committee periodically reviews the appropriate skills, experience, perspectives and characteristics required of Board members or candidates in the context of the perceived needs of the Board at the time.

The Committee will consider suggestions for potential director nominees from many sources, including members of the Board, management, advisors and stockholders.  All of the nominees for director recommended for election by the stockholders at the 2009 Annual Meeting are current members of the Board.  The Committee will consider nominees recommended by stockholders in the same manner as other candidates.  Nominations of candidates for election to the Board may be made by any stockholder entitled to vote at a meeting of stockholders called for the election of directors.  Stockholder recommendations for director nominees must be submitted in writing to Chairman, Nominating Committee, PetroHunter Energy Corporation, 1600 Stout Street, Suite 2000, Denver, Colorado 80202 by the deadline for stockholder proposals referred to at the end of this proxy statement.  Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct and indirect arrangements or understandings between the recommending stockholder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director of the Company, if elected.

Compensation Committee

The current members of the Compensation Committee are Martin B. Oring (Chairman), Matthew R. Silverman and Dr. Anthony K. Yeats.  The Compensation Committee met 9 times during the fiscal year ended September 30, 2008.  The Compensation Committee administers the Company’s stock option plans, makes decisions concerning salaries and incentive compensation for the Company’s executive officers, and performs such other functions as may be prescribed by the Board.  The Compensation Committee Charter may be found on our website, at www.PetroHunter.com

Compensation Committee Interlocks and Insider Participation

None of members of the Compensation Committee is or was an officer of the company or any of its subsidiaries at any time now or in the past.

Code of Ethics

We have adopted a Code of Conduct and Standard of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions.  The text of this code is posted on our Internet website at www.PetroHunter.com.  In the event that an amendment to, or a waiver from, a provision of this code is necessary, we intend to post such information on our website.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (“SEC”).  Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us, or written representations that no Form 5 filings were required, we believe that during the fiscal year ended September 30, 2008, there was compliance with all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners, except for the following:  Thomas S. Ahlbrandt filed a Form 4 dated 8/25/08 on 8/28/08; David E. Brody filed a Form 4 dated 11/9/07 on 12/6/07 and a Form 4 dated 8/25/08 on 8/28/08; Marc A. Bruner filed Forms 4 dated 10/29/07 and 11/15/07 on 11/30/07 and Forms 4 dated 7/2/08 and 7/31/08 on 8/21/08;  Charles B. Crowell filed a Form 4 dated 11/9/07 on 11/30/07 and a Form 4 dated 8/25/08 on 8/28/08; Charles A. Josenhans filed a Form 4 dated 8/25/08 on 8/29/08 and a Form 4 dated 10/9/08 on 10/14/08; Carmen J. Lotito filed a Form 4 dated 8/25/08 on 8/28/08; MAB Resources LLC filed Forms 4 dated 10/29/07 and 11/15/07 on 11/30/07 and Forms 4 dated 7/2/08 and 7/31/08 on 8/25/08;  Lyle R. Nelson filed a Form 4 dated 7/19/07 on 7/31/07 and a Form 4 dated 8/25/08 on 8/28/08; Martin B. Oring filed a Form 4 dated 11/7/07 on 1/22/08 and a Form 4 dated 8/25/08 on 8/28/08; Lori Rappucci filed a Form 3 dated 10/17/07 on 10/29/07; Matthew R. Silverman filed a Form 4 dated 8/25/08 on 8/28/08; Kyle WhiteJohnson filed a Form 4 dated 8/25/08 on 8/28/08; Anthony K. Yeats filed a Form 4 dated 8/25/08 on 8/28/08.

Communications to the Board of Directors

Our board of directors maintains a process for stockholders and interested parties to communicate with the board.  Stockholders may write to the board c/o Corporate Secretary, PetroHunter Energy Corporation, 1600 Stout Street, Suite 2000, Denver, Colorado 80202.  Communications addressed to individual board members and clearly marked as stockholder communications will be forwarded by the Corporate Secretary unopened to the individual addressees.  Any communications addressed to the board of directors and clearly marked as stockholder communications will be forwarded by the Corporate Secretary unopened to the Nominating Committee.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

PROPOSAL TWO
APPROVAL OF THE PETROHUNTER ENERGY CORPORATION
2009 PERFORMANCE INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the PetroHunter Energy Corporation 2009 Performance Incentive Plan (the “2009 Plan”), which was adopted, subject to stockholder approval, by the board of directors on January 28, 2009.

We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the company, and that incentive compensation plans like

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the proposed 2009 Plan are an important attraction, retention and motivation tool for participants in the plan.

We currently maintain the PetroHunter Energy Corporation 2005 Stock Option Plan (the “2005 Plan”).  As of January 27, 2009, a total of 34,170,000 shares of our common stock were then subject to outstanding awards granted under the 2005 Plan, and an additional 5,830,000 shares of our common stock were then available for new award grants under the 2005 Plan. (The 2005 Plan is referred to in this proposal as the “Existing Plan.”)

The board of directors approved the 2009 Plan based, in part, on a belief that the number of our shares currently available under the 2005 Plan does not give the company sufficient authority and flexibility to adequately provide for future incentives. If stockholders approve the 2009 Plan, no new awards will be granted under the 2005 Plan after the Annual Meeting. In that case, the number of shares of our common stock that remain available for award grants under the 2005 Plan immediately prior to the Annual Meeting will become available for award grants under the 2009 Plan. An additional 15,000,000 shares of our common stock will also be made available for award grants under the 2009 Plan, so that if stockholders approve the 2009 Plan, a total of 20,830,000 shares will initially be available for award grants under that plan. In addition, if stockholders approve the 2009 Plan, any shares of common stock subject to stock option grants under the Existing Plan that expire, are cancelled or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2009 Plan.

If stockholders do not approve the 2009 Plan, we will continue to have the authority to grant awards under the 2005 Plan.  If stockholders approve the 2009 Plan, the termination of our grant authority under the 2005 Plan will not affect awards then outstanding under that plan.

Summary Description of the 2009 Performance Incentive Plan

The principal terms of the 2009 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2009 Plan, which appears as Appendix I to this Proxy Statement.

Purpose.    The purpose of the 2009 Plan is to promote the success of the company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration.    Our board of directors or one or more committees appointed by our board of directors will administer the 2009 Plan. Our board of directors has delegated general administrative authority for the 2009 Plan to the compensation committee.  A committee may delegate some or all of its authority with respect to the 2009 Plan to another committee of directors and certain limited award grant authority to grant awards to employees may be delegated to one or more officers of the company. (The appropriate acting body, be it the board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”.

The Administrator has broad authority under the 2009 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

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•	to cancel, modify, or waive our rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2009 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•
to allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

Eligibility.    Persons eligible to receive awards under the 2009 Plan include officers or employees of the company or any of our subsidiaries, directors of the company, and certain consultants and advisors to the company or any of our subsidiaries. Currently, approximately 20 officers and employees of the company and our subsidiaries (including all of our named executive officers), and each of our three non-employee directors, are considered eligible under the 2009 Plan at the present time.

Authorized Shares; Limits on Awards.    The maximum number of shares of our common stock that may be issued or transferred pursuant to awards under the 2009 Plan equals the sum of: (1) 15,000,000 shares, plus (2) the number of shares available for additional award grant purposes under the 2005 Plan as of the date of the Annual Meeting and determined immediately prior to the termination of the authority to grant new awards under the 2005 Plan as of the date of the Annual Meeting, plus (3) the number of any shares subject to stock options granted under the Existing Plans and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised. As of January 27, 2009, 5,830,000 shares were available for additional award grant purposes under the 2005 Plan, and 34,170,000 shares were subject to awards then outstanding under the Existing Plan. As noted above, no new awards will be granted under the 2005 Plan after the annual meeting if stockholders approve the 2009 Plan.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2009 Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award will be counted against the share limits of the 2009 Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2009 Plan will again be available for subsequent awards under the 2009 Plan. Shares that are exchanged by a participant or withheld by the company as full or partial payment in connection with any award under the 2009 Plan or the Existing Plan, as well as any shares exchanged by a participant or withheld by the company to satisfy the tax withholding obligations related to any award under the 2009 Plan or the Existing Plan, will be available for subsequent awards under the 2009 Plan. In addition, the 2009 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2009 Plan.

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Types of Awards.    The 2009 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in our common stock or units of our common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2009 Plan. The 2009 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of our common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2009 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2009 Plan. Incentive stock options may only be granted to employees of the company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of shares of our common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of our common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The per share exercise price of an option or the per share base price of a stock appreciation right may, however, be less than the fair market value of a share of our common stock on the date of grant in the case of awards granted retroactively in tandem with or as a substitution for another award.

The other types of awards that may be granted under the 2009 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2009 Plan as described below.

Performance-Based Awards.    The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2009 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, operating

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margin or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Deferrals.    The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Acceleration of Awards; Possible Early Termination of Awards.    Generally, and subject to limited exceptions set forth in the 2009 Plan, if any person acquires more than 30% of the outstanding common stock or combined voting power of the company, if certain changes in a majority of our board of directors occur over a period of not longer than two years, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the company or any of our subsidiaries, a sale or other disposition of all or substantially all of the company’s assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the company is dissolved or liquidated, then awards then-outstanding under the 2009 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. Unless otherwise provided by the Administrator, a change in control in and of itself generally will not trigger the accelerated vesting of awards granted under the 2009 Plan unless the awards will not be assumed by a successor or will otherwise not continue following the change in control event. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2009 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions.    Subject to certain exceptions contained in Section 5.7 of the 2009 Plan, awards under the 2009 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

Adjustments.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2009 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

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No Limit on Other Authority.    Except as expressly provided with respect to the termination of the authority to grant new awards under the 2005 Plan if stockholders approve the 2009 Plan, the 2009 Plan does not limit the authority of the board of directors or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

Termination of or Changes to the 2009 Plan.    The board of directors may amend or terminate the 2009 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2009 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the board of directors, the authority to grant new awards under the 2009 Plan will terminate on January 27, 2019. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2009 Plan

The U.S. federal income tax consequences of the 2009 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2009 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct, and the participant recognizes, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2009 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2009 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.

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Specific Benefits under the 2009 Performance Incentive Plan

The company has not approved any awards that are contingent upon stockholder approval of the 2009 Plan. The company is not currently considering any other specific award grants under the 2009 Plan. If the 2009 Plan had been in existence in fiscal 2008, the Company expects that its award grants for fiscal 2008 would not have been substantially different from those actually made in that year under the 2005 Plan. For information regarding stock-based awards granted to our named executive officers during fiscal 2008, see the material under the heading “Executive Compensation” in this proxy statement.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2009 PERFORMANCE INCENTIVE PLAN.

PRINCIPAL STOCKHOLDERS

The following table indicates the beneficial ownership, as of January 27, 2009, of the Company’s Common Stock by (i) each director and director nominee, (ii) each Named Officer disclosed under the “Summary Compensation Table,” (iii) each person known by the Company to own more than 5% of the outstanding shares of the Company’s Common Stock, and (iv) all directors and executive officers of the Company as a group.  Except as otherwise indicated below, all shares indicated as beneficially owned are held with sole voting and investment power.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Marc A. Bruner 29 Blauenweg Metzerlen, Switzerland 4116	128,575,000 (3)	31.3%
MAB Resources LLC 1875 Lawrence Street, Suite 1400 Denver, CO 80202	126,575,000 (4)	30.8%
Christian Russenberger Meierhofrain 35 Wadenswil 8820, Switzerland	53,937,577 (5)	14.4%
Global Project Finance AG Sunnaerai 1 Sachsein 6072, Switzerland	48,937,577 (6)	13.0%
Nobu Ventures, Inc. Austrasse 15 Vaduz 9490, Switzerland	30,000,000	7.9%
Charles B. Crowell	5,080,000 (7)	1.4%
Martin B. Oring	4,516,667 (8)	1.2%
David E. Brody	3,293,335 (9)	0.9%

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Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Carmen J. Lotito	2,800,000 (10)	0.7%
Lyle R. Nelson	1,184,334 (11)	0.3%
Matthew R. Silverman	1,000,000 (12)	0.3%
Thomas S. Ahlbrandt	950,000 (13)	0.3%
Anthony K. Yeats	900,000 (14)	0.2%
Charles A. Josenhans	466,667 (15)	0.1%
Kyle WhiteJohnson	320,000 (16)	0.1%
J. Chris Steinhauser	200,000 (17)	0.1%)
Virginia Burchard	70,000 (18)	(19)
All officers and directors as a group (12 persons)	20,781,003 (20)	5.5%
___________________
(1)
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)
This table is based on 375,468,544 shares of Common Stock outstanding as of January 27, 2009.  If a person listed on this table has the right to obtain additional shares of Common Stock within sixty (60) days from January 27, 2009, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(3)
Included in Mr. Bruner’s share ownership are 92,175,000 shares owned of record by MAB Resources LLC and 2,000,000 shares owned of record by BioFibre Technology International, Inc.  Mr. Bruner is a control person of both these entities.  Also included in Mr. Bruner’s share ownership are 34,400,000 shares issuable upon exercise of vested stock options and warrants held by MAB Resources LLC.

(4)	Includes 2,400,000 shares issuable upon exercise of vested stock options and 32,000,000 shares issuable upon exercise of warrants.

(5)
Includes 5,000,000 shares held of record by Mr. Russenberger, 29,017,577 shares held of record by Global Project Finance AG, an entity controlled by Mr. Russenberger, and 19,920,000 shares issuable upon exercise of warrants held by Global Project Finance AG.

(6)	Includes 29,017,577 shares held of record by Global Project Finance AG and 19,920,000 shares issuable upon exercise of warrants held by Global Project Finance AG.

(7)	Includes 3,000,000 shares issuable upon exercise of vested stock options, 1,000,000 shares issuable upon conversion of debentures and 1,080,000 shares issuable upon exercise of warrants.

(8)	Includes 1,050,000 shares issuable upon exercise of vested stock options, 1,666,667 shares issuable upon conversion of debentures and 1,800,000 shares issuable upon exercise of warrants.

(9)
Includes 200,000 shares held of record by Mr. Brody, 1,440,000 shares issuable upon exercise of vested stock options, 666,667 shares issuable upon conversion of debentures and 986,668 shares issuable upon exercise of warrants.

(10)	Includes 200,000 shares held of record by Mr. Lotito’s wife and 2,600,000 shares issuable upon exercise of vested stock options.

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(11)	Includes 240,000 shares held on account by Mr. Nelson, 811,000 shares issuable upon exercise of vested stock options, and 133,334 shares issuable upon exercise of warrants.

(12)	Includes 154,000 shares held of record by Mr. Silverman’s IRA, 46,000 shares held of record by Mr. Silverman, and 800,000 shares issuable upon exercise of vested stock options.

(13)	Includes 950,000 shares issuable upon exercise of vested stock options.

(14)	Includes 900,000 shares issuable upon exercise of vested stock options.

(15)	Includes 150,000 shares held of record by by Mr. Josenhans’ IRA, 250,000 shares issuable upon exercise of vested stock options and 66,667 shares issuable upon exercise of warrants.

(16)	Includes 320,000 shares issuable upon exercise of vested stock options.

(17)	Includes 200,000 shares issuable upon exercise of vested stock options.

(18)	Includes 70,000 shares issuable upon exercise of vested stock options.

(19)	Less than 0.1%.

(20)
Includes 990,000 shares held of record or on account, 12,391,000 shares issuable upon exercise vested stock options, 3,333,334 shares issuable upon conversion of debentures, and 4,066,669 shares issuable upon exercise of warrants.

EXECUTIVE OFFICERS OF THE COMPANY

The names, ages and titles of the Company’s executive officers are listed below, along with a description of their business experience during the last five years.  Information regarding Charles B. Crowell and Carmen J. Lotito is set forth above under “Proposal One: Election of Directors -- Information about Directors.”

Name	Age	Position
Charles B. Crowell	65	Chairman of the Board and Chief Executive Officer
Carmen J. Lotito	64	Executive Vice President – Business Development
J. Chris Steinhauser	49	Chief Financial Officer
David E. Brody	60	Senior Vice President, General Counsel and Secretary
Thomas S. Ahlbrandt	60	Vice President of Exploration and Chief Geologist
Lyle R. Nelson	61	Senior Vice President of Operations and Production
Kyle L. WhiteJohnson	51	Vice President of Administration and Assistant Secretary
Virginia Burchard	56	Vice President of Land

J. Christian Steinhauser became our Chief Financial Officer effective January 26, 2009.  Mr. Steinhauser brings twenty five years of experience in the energy and financial services industries. He began his career with Peat, Marwick, Mitchell & Co. from 1981 through 1984. From September 1987 through January 1998, Mr. Steinhauser was employed by Sharon Energy Ltd. and Sharon Resources, Inc., its operating subsidiary, ultimately serving as Executive Vice President and Chief Financial Officer of the parent and President, Chief Operating Officer and Director of the subsidiary. From January 1998 until June 2000, Mr. Steinhauser was employed by Beta Oil & Gas, Inc. as a director and Chief Financial

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Officer where his primary activities included Beta’s initial public offering and listing on the NASDAQ National Market System, business development and corporate acquisitions. From June 2000 until January 2009, Mr. Steinhauser served as the Chief Financial Officer of GeoPetro Resources Company (“GeoPetro”) where he was responsible for the financial management of a publicly traded oil and gas exploration company doing business in Indonesia, Australia, Canada and the U.S.  His principal activities focused on establishing a public trading market (American Stock Exchange and Toronto Stock Exchange), corporate finance, public company reporting and development of business for GeoPetro.  Mr. Steinhauser has served as a director of GeoPetro since October 2001.   Mr. Steinhauser is a graduate of the University of Southern California with a Bachelor’s degree in Business and he conducted graduate studies at the University of Denver Graduate Tax Program and was a certified public accountant.

David E. Brody has been our Vice President, General Counsel and Secretary since September 2006, and was promoted to Senior Vice President in July 2008.  Mr. Brody is also a partner in the law firm of Patton Boggs LLP, where he has represented the Company since its inception, and where his practice since 1999 focused on complex transactions and litigation involving oil and gas matters domestically and internationally.   Mr. Brody has extensive experience representing oil and gas clients which operate in Europe, Australia, and other countries throughout the world.  This work includes all aspects of oil and natural gas production, operations, gas gathering, transportation and sales.  Prior to joining Patton Boggs, Mr. Brody worked for Amoco Corporation (now BP), where he focused on acquisitions and divestments and other transactions, and managed extensive major litigation.  He also served as general counsel for an Amoco subsidiary, and was a member of various management teams with Amoco.  Mr. Brody received his B.S. from the University of Colorado and is a graduate of the American University Washington College of Law.   He has presented numerous papers and written articles on various oil industry subjects, and has written three books.   He was recognized on the inaugural list of Colorado Super Lawyers, 2006, and Colorado Super Lawyers, 2007.  Mr. Brody is a member of several professional associations, including:  Association of International Petroleum Negotiators, Independent Petroleum Association of Mountain States, Rocky Mountain Mineral Law Foundation, Colorado Oil and Gas Association, Colorado Bar Association and American Bar Association.

Thomas S. Ahlbrandt has been our Vice President of Exploration and Chief Geologist since June 2006.  He briefly assumed the role of Chairman of the Board and Chief Executive Officer from February 7, 2007 to July 2, 2007.  From August 1988 to June 2006, he served in various capacities with the U.S. Geological Survey, including serving as project chief for the World Energy Project, which produced the USGS World Petroleum Assessment 2000.  He currently serves as the Vice Chairman for the United Nations Committee (UNECE), Ad Hoc Group of Experts on the Supply of Fossil Fuels.  He has had many years of industry experience, dating back to 1966.  Dr. Ahlbrandt also served on the Executive Committee of the American Association of Petroleum Geologists (AAPG) as Chairman of the House of Delegates from 1995 to 1996.  He has received numerous awards including distinguished Lecturer of the AAPG, the Distinguished Service Award from AAPG, Outstanding Scientist from the Rocky Mountain Association of Geologists, Distinguished Alumnus of the University of Wyoming and Meritorious Service Award from the Department of the Interior.  He received his B.A. and Ph.D. in geology from the University of Wyoming.

Lyle R. Nelson has been our Vice President of Operations and Production since July 2006, and was promoted to Senior Vice President of Operations and Production in July 2008.  Prior to joining the company in July 2006, Mr. Nelson served as Senior Project Manager for Integrated Solutions Group of Halliburton where he worked since September 1998. He was Vice President and Operations Manager of Nescor Energy and Vice President of Petroleum Engineering for Micro-Bac International, Inc. Mr. Nelson has been Manager and Owner of Williston Basin Consulting, Inc and has worked with Amerado Hess Corporation and Texaco, Inc. Mr. Nelson has more than 30 years of experience drilling wells throughout the United States and abroad, including Hungary, Canada, Iraq, Russia, Mexico and Mongolia. He holds a

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B.S. in civil engineering from South Dakota State University and a B.S. in mathematics from Dakota State College. He has been a registered Professional Petroleum Engineer since 1983.

Kyle L. WhiteJohnson became our Vice President of Administration and Assistant Secretary in September 2006.  Mrs. Johnson brings nearly thirty years of corporate and legal experience to her role.  Before joining the company in September 2006, Mrs. Johnson served as Director of Legal & Shareholder Services for a Nasdaq-listed company and as Director of Legal Compliance for a private holding company that incubated publicly traded Real Estate Investment Trusts (REITs) through syndication and conversion to the NYSE. Mrs. Johnson has executed initial and secondary public offerings, conversions, equity, debt, mergers and acquisitions, securitizations, and other financing transactions in various industries.  Throughout her career, she has worked closely with Boards of Directors and has assisted the related Audit and Compensation Committees with complex corporate governance and regulatory compliance matters.  Mrs. Johnson has coordinated with corporate human resources and accounting teams to design, implement, and remediate internal controls and procedures in response to newly imposed Sarbanes Oxley legislation.  Mrs. Johnson is an alumnus of the University of Florida has been an active member of several professional associations since 2001, including:  National Association of Stock Plan Professionals, Society of Corporate Secretaries and Governance Professionals, National Center for Employee Ownership, and is an associate member of the American Bar Association.

Virginia Burchard became our Director of Land in July 2008, and was promoted to the office of Vice President of Land in January 2009.  Mrs. Burchard has more than thirty years experience in acquiring, managing and developing oil and gas assets as a land professional.  Prior to joining the company in July 2008, Mrs. Burchard was the District Landman for Rosewood Resources Inc. where she was responsible for negotiating Oil & Gas Leases, Farmouts, ROWs, JOAs, Seismic Agreements, Participation and Unit Agreements.  From 1997 to 2005, she was Landman for J-W Operating Company in Dallas, Texas and Denver, Colorado. From 1995 to 1997 she was Landman/ Administration Supervisor for National Energy Group in Dallas, Texas.  From 1987 to 1995, she was the Senior Land Assistant for Samedan Oil Corporation (now Noble Energy) in Denver, Colorado.  From 1978 to 1987, Mrs. Burchard worked for several companies engaged in the exploration business, including Texas Oil and Gas, Diamond Shamrock, Deca Energy, Celeron Oil & Gas, and Santa Fe Minerals.  Mrs. Burchard is an active member of the American Association of Professional Landmen, the Denver Association of Professional Landmen, Rocky Mountain Mineral Law and an alumnus of the University of Colorado.

COMPENSATION DISCUSSION AND ANALYSIS

We believe that the skill and dedication of our executive officers and other management personnel are critical factors affecting our long-term success in meeting our objectives and fostering growth and profitability. In support of this, compensation programs have been designed to attract and retain a high level of talented leadership, to reward performance in accordance with results, to provide an incentive for future performance and to align PetroHunter executives’ long-term interests with those of the shareholders.

Our executive and key management compensation is comprised of three major components: (i) base salary adjusted annually by the Compensation Committee, (ii) cash incentive bonuses awarded based on individual performance and the performance of PetroHunter, and (iii) stock option grants awarded based on individual performance and the performance of PetroHunter. The compensation mix of cash and stock options grants for the CEO is similar to that of other executive officers of PetroHunter.

The Compensation Committee was established by the Board of Directors of PetroHunter for the following purposes:

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•	to assist the Board in its responsibility relating to fair and competitive compensation of key employees of PetroHunter;
•
to assure that key employees, which includes all officers, are compensated in a manner consistent with the compensation philosophy and strategy of the Board and in compliance with the requirements of appropriated regulatory bodies and any exchange rules to which we may be subject;

•	to review and approve our compensation philosophy and our compensation programs, plans and awards;
•	to administer our long and short term incentive plans and stock option plans;
•	to review the compensation of our Chief Executive Officer and recommendations of the Chief Executive Officer as to appropriate compensation for the other executive officers and key personnel; and
•	to review and approve our general employee benefit plans as needed.

The Compensation Committee was formed in February 2007, when two independent directors were added to the Board of Directors.  The Compensation Committee is composed of three members, Mr. Oring, Mr. Silverman and Dr. Yeats, all of whom are “independent” under the rules and regulations of Nasdaq. To be “independent” under the rules and regulations of Nasdaq, a director may not, other than in his or her capacity as a member of the audit committee, board of directors, or other board committee: (i) accept directly or indirectly, any consulting, advisory, or other compensatory fee from PetroHunter or any of its subsidiaries, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with PetroHunter (provided that such compensation is not contingent in any way on continued service), or (ii) be an affiliated person of PetroHunter or any of its subsidiaries.

The Compensation Committee compares all compensation components for executive officers, at least annually, with data on similar positions at other organizations that are similar in number of employees, level of operations, gross revenue and total assets with which we compete for talent.  When evaluating external competitiveness, third party survey data, as well as information from other resources and industry contacts, are considered. We use this data to ensure that we are maintaining a level of compensation that is both commensurate with our size and sufficient to retain personnel we consider essential. In reviewing comparative data, we do not engage in benchmarking for the purpose of establishing compensation levels relative to any predetermined point. In the Committee’s view, third party survey data provides insight into external competitiveness, but is not an appropriate single basis for establishing compensation levels. This is primarily due to differences in the size of comparable companies, and the lack of sufficient appropriate matches to provide statistical relevance. Our preference is that performance, rather than third party survey data, drive executive compensation. The Compensation Committee seeks the input of our Chief Executive Officer in evaluating the performance of all of our executive officers, excluding himself.

In the processes used by the Compensation Committee to establish and adjust executive compensation levels, third party survey data is considered, along with performance, experience, potential and internal equity. The Compensation Committee can exercise both positive and negative discretion in relation to the compensation awards and its allocation between cash and non-cash awards. The Committee has the authority to approve, deny or suggest alternative compensation packages.

The Compensation Committee used the analysis set forth below in its determination of the level of compensation for each of the following components of our 2008 compensation program.

Base Salary – The base salaries of the named executive officers are reviewed annually by the Committee and future salary adjustments are reviewed by the Committee on an annual basis and recommended to the

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Board for final approval. The Committee and the Board consider various factors, including, the position of the named executive officer, the compensation of executive officers of comparable companies within the oil and natural gas industry, the performance of each executive officer, increases in responsibilities of each executive officer and recommendations of the Chief Executive Officer with respect to base salaries of other named executive officers. Salaries for the named executive officers in fiscal 2008 are set forth in the “Summary Annual Compensation Table” below and were determined by the Board based on the considerations described above.

During the fiscal year ended September 30, 2008, the Board considered and approved salary adjustments for all named executive officers.  In considering the adjustments, the Board considered various factors, including the length of time each officer had been with the company without increase, the compensation of executive officers of comparable companies within the oil and natural gas industry, the individual performance of each executive officer as well as increases in the responsibilities of each executive officer.  The Chief Executive Officer provided a recommendation for the Board’s consideration for each executive officer except himself.

Annual Cash Bonus Awards – We intend to establish a bonus plan for executive officers in the near future.  The plan will be designed to compensate, and thus incentivize, individuals for exceptional effort and job performance, facilitating our continued growth and success by providing rewards that are commensurate with individual achievement.  It is anticipated that the proposed bonus plan will allow the Compensation Committee to give consideration to the following: the achievements of PetroHunter, and the employee’s relationship thereto, in order to determine the level of the cash bonus, if any, to be awarded; the earnings of PetroHunter; the return on stockholders’ equity; the growth in proved oil and gas reserves; and the successful completion of specific projects of PetroHunter to determine the level of bonus awards, if any.

During the fiscal year ended September 30, 2008, bonuses were awarded to Lori Rappucci, our former Chief Financial Officer, for the timely completion of the 2007 fiscal year-end audit and filing of the Form 10-K.  No other bonuses were awarded to any other executive officer during the year.

Stock Option Awards - Stock option awards are utilized for aligning the executives’ interests with those of the stockholders by giving each individual employee direct ownership in PetroHunter. We also believe that these awards serve as a retention incentive since unvested stock grants and options may be forfeited if the executive leaves us. In some cases, the Company has elected to allow the options to continue to vest even though the employment relationship has ended.  The Compensation Committee focuses on the earnings of PetroHunter, the return on stockholders’ equity, the growth in proved oil and gas reserves and the successful completion of specific projects of PetroHunter to determine the level of stock option awards, if any. Decisions to grant stock options are normally made when industry conditions cause concern that personnel may be lost.

During the fiscal year ended September 30, 2008, stock options were granted in the following circumstances:  (i) on October 15, 2007, December 17, 2007, January 1, 2008, April 7, 2008, May 20, 2008, July 7, 2008 and September 29, 2008 to newly hired employees; and (ii) on October 17, 2007 and August 25, 2008 to reward and retain current employees and directors.  The Committee considered the grants made to the directors and the new and existing employees to be appropriate in order to attract and retain key employees, especially in light of the current financial condition of the Company.

Equity Compensation Plan Information

The following table sets forth information as of the end of the most recently completed fiscal year, September 30, 2008:

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Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	34,170,000 (a)	$0.90	5,830,000
Equity compensation plans not approved by security holders	7,595,000	$0.50	(b)
Total	41,765,000		5,830,000
______________________
(a)
Typically, options vest 20% on grant date and 20% each year on the anniversary of the grant date but each vesting schedule is also determined by the Compensation Committee.  Most initial grants to directors vest 50% on grant date and 50% on the one-year anniversary of the initial grant date.  Subsequent grants (subsequent to the initial grant) to directors typically vest 100% at the grant date.  In special circumstances, the board may elect to modify vesting schedules upon the termination of selected employees and contractors.

(b)
The equity compensation plan not approved by stockholders is comprised of non-qualified stock options granted to employees and non-employee consultants on May 21, 2007.  The options were granted at an exercise price of $0.50 per share and vest 60% at grant date and 20% per year at the one- and two-year anniversaries of the grant date.  The options expire on May 21, 2012.

Employment Agreements

Charles B. Crowell Employment Agreement.  We entered into an employment agreement with Mr. Crowell effective January 1, 2008, that currently expires on December 31, 2012.  Either we or Mr. Crowell may terminate the employment relationship at any time, subject to other provisions of the agreement.  Mr. Crowell serves as the Chairman and Chief Executive Officer of PetroHunter.  Mr. Crowell’s employment agreement entitles him to an annual salary of $480,000, subject to increase at the discretion of the Board of Directors, as well as the issuance of options to purchase a total of 5,000,000 shares of common stock under our 2005 Stock Option Plan.  The stock options were priced at $0.22 per share, which was the last reported sale price of the common stock as quoted on the OTC Bulletin Board on December 31, 2007, and are exercisable as follows:  (i) 20% of the options were exercisable on January 1, 2008, and (ii) 20% of the options shall become exercisable on January 1, of each 2009, 2010, 2011, and 2012.  In addition, during the first year of employment, we have agreed to pay Mr. Crowell a living allowance of $60,000 and provide twelve round-trip airline tickets from Dallas, Texas, to Denver, as well as a one-time relocation allowance of $10,000.  Mr. Crowell’s employment agreement provides for the payment of salary for six months if he is terminated by us for any reason other than for cause.  All grants made under the 2005 Stock Option Plan or other equity incentive plans shall vest in full immediately prior to the occurrence of a change of control.  See additional information in “Potential Payments Under Termination or Change in Control.”

J. Chris Steinhauser Employment Agreement.  We entered into an employment agreement with Mr. Steinhauser effective January 13, 2009, that currently expires on December 31, 2013.  Either we or Mr. Steinhauser may terminate the employment relationship at any time, subject to other provisions of the agreement.  Mr. Steinhauser serves as Chief Financial Officer of PetroHunter.  Mr. Steinhauser’s employment agreement entitles him to an annual salary of $225,000, subject to increase at the discretion of the Board of Directors, as well as the issuance of options to purchase a total of 1,000,000 shares of common stock under our 2005 Stock Option Plan.  The stock options were granted on January 13, 2009

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and priced at $0.11 per share, which was the last reported sale price of the common stock as quoted on the OTC Bulletin Board on that date.  The options are exercisable as follows:  (i) 20% of the options were exercisable on date of grant, and (ii) 20% of the options shall become exercisable on the anniversary of each grant date.  Mr. Steinhauser’s employment agreement provides for the payment of salary for six months if he is terminated by us for any reason other than for cause.  All grants made under the 2005 Stock Option Plan or other equity incentive plans shall vest in full immediately prior to the occurrence of a change of control.  See additional information in “Potential Payments Under Termination or Change in Control.”

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the compensation paid to our Chief Executive Officer and Chief Financial Officer and each of our next highly compensated executive officers and other employees for services rendered during the year ended September 30, 2008:

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensa-tion ($)	Total ($)
Charles B. Crowell Chief Executive Officer	2008 2007	$469,750 (1) $177,750	--	$144,400 (2)(3) $600,298	$65,985 (4)	$680,135 $778,048
Kelly H. Nelson Chief Executive Officer (5)	2007	$220,000	--	$208,154 (6)	(7)	$428,154
Lori Rappucci Vice President & Chief Financial Officer (8)	2008	$104,288	$50,000	$12,200 (9)	(7)	$166,488
Charles A. Josenhans Interim Chief Financial Officer (10)	2008	$146,665	$12,500	$8,750 (11)	(7)	$167,915
Carmen J. Lotito Chief Financial Officer (12)	2008 2007	$240,000 $240,000	-- --	$7,000 (3) $208,154 (6)	(7) $37,193 (13)	$247,000 $485,347
David E. Brody Senior Vice President & General Counsel	2008 2007	$200,000 $200,000	-- --	$7,000 (3) $416,308 (6)	(7) (7)	$207,000 $616,308
Lyle R. Nelson Senior Vice President of Operations and Production	2008 2007	$193,333 $186,800	-- $9,469	$2,800 (3) $104,077 (6)	$31,663 (14) $36,950 (14)	$227,796 $337,296
Thomas S. Ahlbrandt Vice President of Exploration	2008 2007	$168,600 $160,000	$8,000 $80,000	$7,000 (3) $404,584 (6)(15)	(7) (7)	$183,600 $644,584
Kyle L. WhiteJohnson Vice President of Administration	2008 (16)	$131,667	--	$2,600 (3)	(7)	$134,267

(1)	Includes $105,750 in consulting fees before Mr. Crowell became an employee.

(2)
The Company granted options to purchase 5,000,000 shares under its 2005 Stock Option Plan on January 1, 2008 upon Mr. Crowell’s transition from consultant to employee status and formally assuming the office of Chairman of the Board and Chief Executive Officer.  The FAS 123(R) value of the option on for the grant

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date was $0.13 per share, using the Black-Scholes option valuation model and the following assumptions: volatility rate of 84.81%; risk-free interest rate of 3.07% based on a U.S. Treasury rate of three years; and a 3.5-year expected option life. The options vest 20% at grant date and 20% on each anniversary of the grant date until fully vested. The options are exercisable at $0.22 per share and expire on January 1, 2013.

(3)
The Company granted options under its 2005 Stock Option Plan on August 25, 2008 that were valued at $0.14 per share which represents the FAS 123(R) value of the option on that date.  Under FAS 123(R), the grant date fair value of each stock option award is calculated on the date of grant using the Black-Scholes option valuation model.  The Black-Scholes model was used with the following assumptions: volatility rate of 96.14%; risk-free interest rate of 2.62% based on a U.S. Treasury rate of three years; and a 3.5-year expected option life.  The options vest 20% at grant date and 20% on each anniversary of the grant date until fully vested.  The options are exercisable at $0.22 per share and expire on August 25, 2013.

(4)
All other compensation consists of:  $7,804 for commuting expense, $2,884 for lodging expense, and $297 for meals prior to Mr. Crowell becoming an employee; and $45,000 for living expense and $10,000 for moving expenses after Mr. Crowell became an employee.

(5)
Mr. Nelson served as the Chief Executive Officer through February 7, 2007.  He continued to serve as the Chairman of the Board and Chief Executive Officer of one of the Company’s subsidiaries, Paleo Technology Inc. until August 31, 2007 when Paleo Technology was sold.

(6)
The Company granted non-qualified stock options on May 21, 2007 that were valued at $0.42 per share which represents the FAS 123(R) value of the option on that date.  Under FAS 123(R), the grant date fair value of each stock option award is calculated on the date of grant using the Black-Scholes option valuation model.  The Black-Scholes model was used with the following assumptions: volatility rate of 69.66%; risk-free interest rate of 4.5% based on a U.S. Treasury rate of five years; and a 3.25-year expected option life.  The options vest 60% at grant date and 20% at the one-and two-year anniversaries of the grant date.  The options are exercisable at $0.50 per share and expire on May 21, 2012.

(7)	Pursuant to the requirements of Item 402 of Regulation S-K, disclosure of perquisites and personal benefits has been excluded for a named officer if that officer’s total is less than $10,000.

(8)	Ms. Rappucci served as Vice President and Chief Financial Officer from October 17, 2007 to May 2, 2008.

(9)
The Company granted options to purchase 500,000 shares under its 2005 Stock Option Plan on October 15, 2008, and options to purchase an additional 100,000 shares under its 2005 Stock Option Plan on October 17, 2008 .  The FAS 123(R) value of the option on for the grants was $0.10 per share and $0.11 per share respectively, using the Black-Scholes option valuation model and the following assumptions: volatility rate of 71.61%; risk-free interest rate of 4.04% based on a U.S. Treasury rate of three years; and a 3.5-year expected option life.  The options vest 20% at grant date and 20% on each anniversary of the grant date until fully vested.  The options are exercisable at $0.19 per share and $0.20 per share, respectively and expire on October 15, 2012 and October 15, 2012, respectively.

(10)	Mr. Josenhans became Interim Financial Officer on May 20, 2008.

(11)
The Company granted stock options on August 25, 2008 that were valued at $0.14 per share which represents the FAS 123(R) value of the option on that date.  Under FAS 123(R), the grant date fair value of each stock option award is calculated on the date of grant using the Black-Scholes option valuation model.  The Black-Scholes model was used with the following assumptions: volatility rate of 96.14%; risk-free interest rate of 2.62% based on a U.S. Treasury rate of three years; and a 3.5-year expected option life.  The options vest 50% at grant date and 50% on the anniversary of the grant date.  On December 19, 2008, the board approved acceleration of the second vesting.  The options are exercisable at $0.22 per share and expire on August 25, 2013.

(12)
Mr. Lotito served as Chief Financial and Accounting Officer from the inception of the Company to October 16, 2007 and as Interim Chief Financial and Accounting Officer from May 3, 2008 through May 19, 2008 during the transition from Ms. Rappucci to Mr. Josenhans.

(13)	All other compensation consists of: $13,276 for commuting expenses and $23,917 for meals.

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(14)
All other compensation in 2008 consists of:  $8,179 for commuting expenses, $22,000 for housing expenses and $1,484 for meals; and in 2007 consists of:  $16,512 for commuting expenses, $19,000 for housing expenses and $1,438 for moving expenses.

(15)
The Company granted options to purchase 500,000 shares under its 2005 Stock Option Plan on May 2, 2007.  The FAS 123(R) value of the option on that date was $0.60 per share, using the Black-Scholes option valuation model and the following assumptions: volatility rate of 69.66%; risk-free interest rate of 4.5% based on a U.S. Treasury rate of five years; and a 3.75-year expected option life.  The options vest 20% at grant date and 20% on each anniversary of the grant date.  The options are exercisable at $1.11 per share and expire on May 2, 2012.

(16)	Mrs. Johnson was not a required reporting person in 2007.

Grants of Plan Based Awards

The following table sets forth information with respect to all stock options granted during the year ended September 30, 2008 to the named Executive Officers and other highly compensated employees.

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date	Grant Date Fair Value of Stock and Option Awards (1)
Charles B. Crowell	1/1/2008 8/25/2008	5,000,000 500,000	$0.22 $0.22	$0.22 $0.22	$650,000 $70,000
Lori Rappucci	10/15/2007 10/17/2007	500,000 100,000	$0.19 $0.20	$0.19 $0.20	$50,000 $11,000
Charles A. Josenhans	8/25/2008	250,000	$0.22	$0.22	$35,000
Thomas S. Ahlbrandt	8/25/2008 10/17/2007	250,000 250,000	$0.22 $0.20	$0.22 $0.20	$35,000 $27,500
Carmen J. Lotito	8/25/2008 10/17/2007	250,000 250,000	$0.22 $0.20	$0.22 $0.20	$35,000 $27,500
David E. Brody	8/25/2008 10/17/2007	250,000 350,000	$0.22 $0.22	$0.22 $0.20	$35,000 $38,500
Lyle R. Nelson	8/25/2008 10/17/2007	275,000 265,000	$0.22 $0.20	$0.22 $0.20	$38,500 $29,500
Kyle L. WhiteJohnson	8/25/2008 10/17/2007	200,000 350,000	$0.22 $0.20	$0.22 $0.20	$28,000 $38,500

(1)
Non-qualified stock option awards made on October 15, 2007 were valued at $0.10 per share which represents the FAS 123(R) value of the option on that date. Under FAS 123(R), the grant date fair value of each stock option award is calculated on the date of grant using the Black-Scholes option valuation model. The Black-Scholes model was used with the following assumptions: volatility rate of 71.61%; risk-free interest rate of 4.03% based on a U.S. Treasury rate of three years; and a 3.5-year expected option life.  The options vest 60% at grant date and 20% at the one-and two-year anniversaries of the grant date.

The FAS 123(R) value of the stock options granted on October 17, 2007 was $0.11 per share, using the Black-Scholes option valuation model and the following assumptions: volatility rate of 71.61%; risk-free interest rate of 4.03% based on a U.S. Treasury rate of three years; and a 3.5-year expected option life. The options vest 50% at grant date and 50% on the one-year anniversary of the grant date.

The FAS 123(R) value of the stock options granted on January 1, 2008 was $0.13 per share, using the Black-Scholes option valuation model and the following assumptions: volatility rate of 84.41%; risk-free interest rate of 3.07% based on a U.S. Treasury rate of three years; and a 3.5-year expected option life. The options vest 20% at grant date and 20% on each anniversary of the grant date.

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The FAS 123(R) value of the stock options granted on August 25, 2008 was $0.14 per share, using the Black-Scholes option valuation model and the following assumptions: volatility rate of 96.14%; risk-free interest rate of 3.07% based on a U.S. Treasury rate of three years; and a 3.5-year expected option life.  The options vest 20% at grant date and 20% on each anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	OPTION AWARDS
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Charles B. Crowell	500,000 400,000 1,000,000 100,000	-- 600,000 4,000,000 400,000	-- -- -- --	$1.38 $0.49 $0.22 $0.22	2/07/2012 7/02/2012 1/1/2013 8/25/2013
Charles A. Josenhans	125,000	125,000 (2)	--	$0.22	8/25/2013
Thomas S. Ahlbrandt	450,000 200,000 200,000 50,000	300,000 300,000 50,000 200,000	-- -- -- --	$2.10 $1.11 $0.50 $0.20	8/11/2011 5/02/2012 5/21/2012 10/17/2012
Carmen J. Lotito	1,600,000 450,000 400,000 50,000 50,000	400,000 300,000 100,000 200,000 200,000	-- -- -- -- --	$0.50 $2.10 $0.50 $0.20 $0.22	8/11/2010 8/11/2011 5/21/2012 10/17/2012 8/25/2013
David E. Brody	450,000 800,000 70,000 50,000	300,000 200,000 280,000 200,000	-- -- -- --	$2.10 $0.50 $0.20 $0.22	8/11/2011 5/21/2012 10/17/2012 8/25/2013
Lyle R. Nelson	450,000 200,000 53,000 55,000	300,000 50,000 212,000 220,000	-- -- -- --	$2.10 $0.50 $0.20 $0.22	8/11/2011 5/21/2012 10/17/2012 8/25/2013
Kyle L. WhiteJohnson	60,000 80,000 70,000 40,000	40,000 20,000 280,000 160,000	-- -- -- --	$2.10 $0.50 $0.20 $0.22	8/11/2011 5/21/2012 10/17/2012 8/25/2013

(1)
The unexercisable stock options with a strike price of $2.10 vest 20% on 8/11/06 and 20% on each anniversary of that date.  The unexercisable stock options with a strike price of $0.50 vest 60% on 5/21/07 and 20% on the one- and two-year anniversaries of that date.  The unexercisable stock options with a strike price of $1.11 vest 20% on 5/2/07 and 20% on each anniversary of that date.  The unexercisable stock options with a strike price of $1.38 vest 50% on 2/7/07 and 50% on 2/7/08.  The unexercisable stock options with a strike price of $.49 vest 20% on 7/2/07 and 20% on each anniversary of that date.  The unexercisable stock options granted on 1/1/08 with a strike price of $0.22 vest 20% on 1/1/2008 and 20% on each anniversary of that date.  The unexercisable stock options with a strike price of $0.22 vest 20% on 8/25/08 and 20% on each anniversary of that date.

(2)	The unexercisable stock options granted to Charles A. Josenhans with a strike price of $0.22 vest 50% on 8/25/08 and 50% on the anniversary of that date.

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Option Exercises

The following table sets forth certain information regarding options exercised during the fiscal year ended September 30, 2008 for the persons named in the Summary Compensation Table above.

OPTION EXERCISES AND STOCK VESTED
Name	OPTION AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Charles B. Crowell	-0-	--
Lori Rappucci	-0-	--
Charles A. Josenhans	-0-	--
Thomas S. Ahlbrandt	-0-	--
Carmen J. Lotito	-0-	--
David E. Brody	-0-	--
Lyle R. Nelson	-0-	--
Kyle L. WhiteJohnson	-0-	--

We have no pension benefits for any of our officers or employees.

Potential Payments Under Termination or Change in Control

We have entered into employment agreements with Mr. Crowell and Mr. Steinhauser (collectively, the “Employment Agreements”), which contain provisions regarding payments to be made to such individuals (the “Executives”) upon termination of their employment. These Employment Agreements are described in greater detail in the sections of this proxy statement entitled “Employment Agreements” and “Certain Transactions.” Pursuant to the Employment Agreements, the employment with the Executives is not for any specified period of time.  Either the Executive or the Company may terminate the employment relationship at any time.  However, if an Executive is terminated without “cause” by PetroHunter, the Executive will receive salary and benefits as severance in an amount equal to six months of salary.  In the event an Executive is terminated as a result of a “change of control,” any unvested stock options held by the Executive will immediately vest.

For purposes of the Employment Agreements, “for cause” means (i) the Executive’s material breach of the Employment Agreement, (ii) the Executive’s material failure to adhere to any written PetroHunter policy, (iii) the appropriation (or attempted appropriation) of a material business opportunity of PetroHunter, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of PetroHunter, (iv) the misappropriation (or attempted misappropriation) of any of PetroHunter’s funds or property, or (v) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony.

For purposes of the Employment Agreements, a “change of control” shall be deemed to have occurred if: (i) there shall be consummated any consolidation or merger of PetroHunter with another corporation or entity and as a result of such consolidation or merger less than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned beneficially, directly or indirectly, in the aggregate by the beneficial stockholders of PetroHunter; (ii) the stockholders of PetroHunter shall have approved any plan or proposal for the liquidation or dissolution of PetroHunter; or (iii) any “person” (as such term is used in the Section 13(d) and 14(d) of the Securities Exchange Act of 1934) shall have become the beneficial owner of 50% or more of our outstanding common stock.

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DIRECTOR COMPENSATION

Compensation of Directors

From October 1, 2007 through June 30, 2008, each director of PetroHunter who was not a full-time employee or consultant earned a monthly director’s fee of $2,500 plus an additional monthly fee of $1,000 for each committee on which the director serves.  Beginning July 1, 2008, the monthly fee for service on the audit committee was increased to $1,500 and the fee for serving on the compensation committee remained at $1,000.  Each director was entitled to reimbursement for reasonable travel expenses incurred in connection with such director’s attendance at Board of Directors and Committee meetings.  We grant directors options under our 2005 Stock Option Plan.  Vesting schedules are determined by the Board; however, most initial grants to directors vest 50% on grant date and 50% on the one-year anniversary of the initial grant date.  Subsequent grants (subsequent to the initial grant) to directors typically vest 100% at the grant date.  The following table sets forth the compensation paid to our non employee Directors for services rendered during the year ended September 30, 2008.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Martin B. Oring	$55,500 (1)	$33,000 (2)	(3)	$88,500
Matthew R. Silverman	$55,500 (4)	$33,000 (2)	(3)	$88,500
Anthony K. Yeats	$55,500 (5)	$33,000 (2)	(3)	$88,500
______________
(1)	At September 30, 2008, we owed $40,500 in unpaid director’s fees for prior year to Mr. Oring.

(2)
The Company granted options to each of the named Directors to purchase 100,000 and 200,000 shares on October 17, 2007 and August 25, 2008, respectively.  The options were valued at $0.09 per share and $0.12 per share, respectively, which represents the FAS 123(R) value of the option on that date.  Under FAS 123(R), the grant date fair value of each stock option award is calculated on the date of grant using the Black-Scholes option valuation model.  The Black-Scholes model was used with the following assumptions: volatility rate of 71.61% and 96.14%, respectively; risk-free interest rate of 3.07% and 2.28%, respectively,  based on a U.S. Treasury rate of three years; and a 2.5-year expected option life.  The options vest 100% upon grant date.  The options are exercisable at $0.20 and $0.22  per share and expire five years from date of grant.

(3)	Pursuant to the requirements of Item 402 of Regulation S-K, disclosure of perquisites and personal benefits has been excluded for a named director if that director’s total is less than $10,000.

(4)	At September 30, 2008, we owed $31,500 in unpaid director’s fees for prior year to Mr. Silverman.

(5)	At September 30, 2008, we owed $52,000 in unpaid director’s fees for prior year to Dr. Yeats.

Report of the Compensation Committee of PetroHunter

The Compensation Committee of the Board of Directors is responsible for setting and administering the policies that govern the annual compensation and the long-term compensation for our executive officers. The Compensation Committee for the year ended September 30, 2008 was composed of Mr. Oring, Mr. Silverman, and Dr. Yeats.  None of these directors is or was an officer of PetroHunter or any of its subsidiaries. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of executive officers who receive annual compensation in excess of $100,000, determines the total amount of bonuses, if any, to be paid and grants all awards of stock options. The Compensation Committee's compensation practices are designed to attract, motivate and retain key personnel by recognizing individual contributions, as well as the overall performance of

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PetroHunter. The Compensation Committee has reviewed and discussed the information included in the “Compensation Discussion and Analysis” above. Based upon this review and discussion, the Compensation Committee has recommended to the Board of Directors that this information be included in the PetroHunter proxy statement. The foregoing report is made by the Compensation Committee of our Board of Directors. The members of the Committee as of September 30, 2008 were Mr. Oring, Mr. Silverman and Dr. Yeats.

                                The Compensation Committee

                                Martin B. Oring, Chairman
                                Matthew R. Silverman
                                Anthony K. Yeats

AUDIT COMMITTEE REPORT

The Audit Committee of the Board (the “Audit Committee”) is comprised of three members of the Company’s Board, each of whom is independent as defined in the Nasdaq listing standards.  The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter.  The Audit Committee has: (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 30, 2008 with the Company’s management, (ii) discussed with Eide Bailly LLP (“Eide Bailly”), the Company’s independent auditor for fiscal year 2008, the matters required to be discussed by Statement on Auditing Standards No. 61 and Statement on Auditing Standards No. 90, and (iii) received and discussed the written disclosures and the letter from Eide Bailly required by Independence Standards Board Statement No. 1 and has discussed with Eide Bailly their independence from the Company. Based on such review and discussions with management and Eide Bailly, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 for filing with the Securities and Exchange Commission.

                                The Audit Committee

                                Martin B. Oring, Chairman
                                Matthew R. Silverman
                                Anthony K. Yeats

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee is responsible for the approval of all fees and other significant compensation to be paid to the independent auditors.  The Audit Committee regularly reviews audit related and tax services provided

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by Eide Bailly and the associated fees and considers whether the provision of such services is compatible with maintaining the independence of  Eide Bailly.  See report of the Audit Committee above.  All of the fees described below were pre-approved by the Audit Committee.

Audit, Audit-Related, Tax and Other Fees

The following is a breakout of aggregate fees billed by Hein & Associates (“Hein”) and Eide Bailly to the Company for the last two fiscal years for (i) the audit of its annual financial statements and review of financial statements included in Form 10-Q (“Audit Fees”), (ii) assurance and related services provided that are reasonably related to the audit (“Audit-Related Fees”), (iii) tax compliance, advice, and planning (“Tax Fees”), and (iv) other products or services provided by Hein and Eide Bailly (“Other Fees”):

	2008		2007
Audit Fees	$270,000		$370,000
Tax Fees	19,000		--
Other Fees	19,000	(1)	--
Total	$308,000		$370,000

(1)
Other Fees is comprised of amounts paid to Hein, the Company’s predecessor independent auditor, related to the review and consent of the Company’s registration statement on Form S-1, filed June 30, 2008, and all amendments thereto, and the review and consent of the Company’s Form 10-K for fiscal year ended September 30, 2008.

Financial Information Systems Design and Implementation

Eide Bailly did not perform financial information system design or implementation services for the Company as specified in Rule 2-01 of Regulation S-X for the year ended September 30, 2008.

Selection of Independent Accountants

Eide Bailly served as the Company’s independent auditor for the 2008 fiscal year.  The Audit Committee is scheduled to conduct an annual performance review of Eide Bailly and following this review will appoint the independent auditors for fiscal year 2009.  A representative of Eide Bailly is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

On January 31, 2008, our Board of Directors was notified of 1) the resignation of Hein & Associates LLP (“Hein”) as our independent accountants, and approved 2) the engagement of Eide Bailly LLP (formerly Gordon, Hughes & Banks, LLP) to serve as our independent accountants for the year ending September 30, 2008.  The change was effective January 29, 2008.

Hein’s reports on our financial statements for each of the years ended September 30, 2007 and 2006 did not contain, with the exception of a going concern disclaimer in each such report, an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended September 30, 2007 and 2006, there were no disagreements with Hein on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Hein’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on our financial statements for such years; and there were no events as set forth in Item 304(a)(1)(iv) of Regulation S-B.

We provided Hein with a copy of the foregoing disclosures.  We filed as an exhibit to a report on Form 8-K a letter from Hein relating to the disclosure included in the Form 8-K.

During the years ended September 30, 2007 and 2006, we did not consult Eide Bailly with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type

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of audit opinion that might be rendered on our consolidated financial statements, or on any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our “Code of Conduct and Standard of Ethics” addresses our policy for dealing with transactions with affiliates and as a matter of procedure we obtain Board of Director approval for any transaction with a director, executive officer or other affiliate of PetroHunter.  A complete description of the transaction including the services or products to be provided, the financial components related to the services or products, the nature of the relationship of the entity involved in the transaction, and any other contractual obligations related to the transaction is presented to the Board of Directors for their review.  The Board of Directors indicates their approval of the transaction with a written resolution.

Other than the transactions described below, none of our present directors, officers or principal shareholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, officers or principal shareholders, nor any family member of such former directors, officers or principal shareholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us.

MAB Resources LLC/Marc A. Bruner

Beginning in 2005, the Company and MAB Resources LLC (“MAB”) had entered into various agreements described below. MAB is a Delaware limited liability company controlled by the largest shareholder of the Company, who had an approximate 33.2% beneficial ownership interest in us at September 30, 2008. MAB is in the business of oil and gas exploration and development. All the MAB Agreements as described below had been terminated prior to September 30, 2008. The following is a summary of those prior MAB Agreements.

The Development Agreement - From July 1, 2005 through December 31, 2006, we and MAB operated pursuant to a Development Agreement and a series of individual property agreements (collectively, the “EDAs”).  The Development Agreement defined MAB’s and our long-term relationship regarding the ownership and operation of all jointly owned properties and stipulated that we and MAB would sign a joint operating agreement governing all operations.  The Development Agreement specified, among other things, that

•
MAB assign to us a 50% undivided interest in any and all oil and gas leases, production facilities and related assets (collectively, the “Properties”) that MAB was to acquire from third parties in the future.

•
We would be operator of the jointly owned properties, with MAB Operating Company LLC as sub-operator, and each party would pay its proportionate share of costs and receive its proportionate share of revenues, subject to certain adjustments, including our burden to carry MAB for specified costs, pay advances.

•	We were to make an overriding royalty payment of 3% (gross, or 1.5% net) to MAB out of production and sales.

•
Under the Development Agreement, we were to pay to MAB monthly project development costs representing a specified portion of MAB’s “carried” Project Costs. The total amount incurred to MAB by us was to be deducted from MAB’s portion of the Project Costs carried by the

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Company. During 2008, 2007 and 2006, we paid MAB $0.0, $1.8 million and $4.5 million, respectively.

The Consulting Agreement - Effective January 1, 2007, we and MAB entered into an Acquisition and Consulting Agreement (the “Consulting Agreement”) which replaced in its entirety the Development Agreement, described above.  Upon execution of the Consulting Agreement, MAB conveyed its entire remaining working interest in jointly owned properties to us in consideration for a $13.5 million promissory note, 50 million shares of our common stock and a potential additional 50 million shares to be delivered to MAB provided we met certain thresholds based on proved reserves.

We accounted for the conveyance component of the Consulting Agreement in accordance with the purchase accounting provisions of SFAS 141, Business Combinations.  Accordingly, at the date of acquisition, we recorded oil and gas properties of $94.5 million, notes payable of $13.5 million, and common stock and additional-paid-in capital totaling $81.0 million (equal to the 50.0 million shares issued to MAB at the trading price of $1.62 per share for our common stock on the trading date immediately preceding the closing date of the transaction). Furthermore under the terms of the Consulting Agreement:

•
We agreed to pay MAB $0.2 million per quarter for services rendered to us for which we paid no amounts in cash during the years ended September 30, 2008 and 2007 respectively. (This was later rescinded by Amendment 1 to the Consulting Agreement effective retroactively to January 1, 2007).

•	Our obligation to pay up to $700.0 million in capital costs for MAB’s 50% interest as well as the monthly project cost advances against such capital costs was eliminated.

•	We became obligated for monthly payments in the amount of $0.2 million under a $13.5 million promissory note.

•
MAB was granted a 5% overriding royalty interest on certain of our properties, to be accrued and deferred for three years, provided these royalties did not render our net revenue interest to be less than 75%.

•	We agreed to grant MAB 7% of the issued and outstanding shares of any new subsidiary with assets comprised of the subject properties.

During the first quarter of the current fiscal year ending September 30, 2008 the Consulting Agreement was amended three times resulting in:

•	MAB relinquishing its overriding royalty interests in all of our properties with the exception of Buckskin Mesa and Australia in exchange for 25 million shares of our common stock.

•	MAB relinquished its rights to contingently issuable performance shares as described above.

•	MAB’s consulting services were retroactively terminated effective January 1, 2007.

•	The Note Payable to MAB was reduced in accordance and in exchange for the following:

o
$8.0 million in exchange for 16.0 million shares of our common stock with a value of $3.7 million based on the closing price of $0.23 per share at November 15, 2007 and warrants to acquire 32.0 million shares of our common stock at $.50 per share. The warrants were valued at $1.8 million.

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o
$2.5 million in exchange for our release of MAB’s obligation to pay the equivalent amount as guarantor of the performance of Galaxy Energy Corporation under the subordinated unsecured promissory note dated August 31, 2007;

o	$0.5 million for cash payments made during the first quarter of 2008; and

o	$0.2 million for MAB assuming certain costs owed to us.

The net effect of the reduction of debt and issuance of our common shares resulted in a net benefit to us of $2.7 million and has been reflected as additional paid-in-capital during the year ended September 30, 2008.

In June 2008, MAB sold all its interest in the above-mentioned overriding royalty (in our Buckskin Mesa and Australian properties) to a related party. As of September 30, 2008, we had no future liability to MAB nor do we have any future obligations to compensate MAB for services.

At September 30, 2008, MAB owed us $28,363, for reimbursement of interest on Certificates of Deposit associated with bonds placed for operations on properties assigned to the Company by MAB.

Officers and Directors

During the years ended September 30, 2008 and 2007, we incurred consulting fees related to services provided by our officers in the aggregate amounts of $0.47 million and $0.35 million, respectively, as follows:  David E. Brody ($200,000 – 2008; $200,000 – 2007), Charles B. Crowell ($105,750 - 2008; $155,250 – 2007), Charles A. Josenhans, New Vector Partners ($167,915 - 2008).  Amounts paid to Messrs. Brody, Crowell and Josenhans are reflected as “Salary” in the Summary Compensation Table.

Pursuant to the sale of our convertible debentures in November 2007, Charles B. Crowell, David E. Brody and Martin Oring participated in the transaction, representing a total of $0.5 million of the total $7.0 million offering. During December 2008, Messrs. Crowell, Brody and Nelson made short-term loans to the Company aggregating $0.2 million dollars.  These loans were repaid in January 2009.

Falcon Oil & Gas Ltd.

Falcon Oil & Gas Ltd. (“Falcon”) is the lessee of approximately 13,595 square feet of office space at 1875 Lawrence Street, Suite 1400, Denver, Colorado, pursuant to the terms of a lease that expires June 30, 2011.  Effective June 1, 2006, we began sharing the offices with Falcon, and sharing the costs of the office space, cost of equipment, furniture, office operating costs, administrative staff, and related expenses on a 50/50 basis.  Several of the consultants and employees of Falcon and the Company who worked in the shared space performed services for both companies pursuant to separate agreements - that is, each consultant or employee who performed work for both companies did so pursuant to separate agreements, which defined the scope of work for each company and which did not combine such work under one agreement.  At September 30, 2007, we owed Falcon $0.3 million for costs incurred pursuant to the office agreement.  On February 1, 2008, we vacated the shared office space and Falcon purchased our share of the furniture and equipment at a depreciated value.  During 2008, $0.4 million was paid to Falcon pursuant to the office agreement and for other costs paid on our behalf, and no amounts were outstanding at September 30, 2008.

On August 25, 2008, we entered into a purchase and sale agreement with Falcon to sell a 25% working interest in the five drilled but uncompleted wells, including the 40-acre tract surrounding each well.    As part of the transaction, we also granted Falcon an option to acquire an undivided 50% working interest in our 20,000-acre Buckskin Mesa project. As operator, we will conduct the testing and completion

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program. As consideration for the working interest and option, Falcon will pay for all testing and completion costs related to the five wells, up to $7.0 million. Following the completion program, Falcon will have up to 60 days to decide whether to exercise the option.  If Falcon elects to exercise the option, it will pay an additional $18.0 million for drilling and development in Buckskin Mesa, with $9.0 million representing a 50% carried interest credited to us. Further, Falcon will pay $28.5 million directly to us, subject to adjustment under the agreement, payable in cash, Falcon stock, or a combination of both.  We will retain an undivided 50% working interest in the Buckskin Mesa leases, and will remain operator of the properties, subject to Falcon’s election to become operator upon the payment of an additional $3.5 million in cash or Falcon shares.  In November 2008, we completed the sale of the 25% working interest in the wells.

Effective September 30, 2008, we sold an undivided 50% working interest in four Beetaloo Basin exploration permits to Falcon for $5.0 million in cash, which was received on August 25, 2008, and $20.0 million of equity securities convertible into Falcon common shares based on the closing price on August 22, 2008.  We remain the operator of the Beetaloo Basin Project.  The agreement provides for a joint operating committee and mutual direct involvement by managerial, technical and financial personnel.  As of September 30, 2008, we have recorded $1.8 million as a receivable from Falcon, relating to its goods and services tax refund which is payable to us upon their receipt.

On October 1, 2008, we signed a Loan Agreement with Falcon for proceeds of $5.0 million secured by a mortgage on our five Buckskin Mesa wellbores and a pledge of a portion of the shares of Falcon stock received upon conversion of the securities issued upon the closing of the Beetaloo transaction on September 30, 2008.

Marc A. Bruner is the President, Chief Executive Officer, and Chairman of the Board of Falcon.  Our Vice President, General Counsel and Secretary, David E. Brody, is the Corporate Secretary and General Counsel of Falcon.  Falcon advised us and announced that Mr. Bruner did not participate in the vote by the Falcon Board of Directors when the Falcon board voted to approve the agreements with respect to the sale of the working interests in the Buckskin Mesa and Beetaloo Basin Projects.  We obtained a fairness opinion from an independent and qualified third party with respect to transactions contemplated by these agreements.

Galaxy Energy Corporation

On December 29, 2006, we entered into a purchase and sale agreement (the “Galaxy PSA”) with Galaxy Energy Corporation (“Galaxy”) and its wholly-owned subsidiary, Dolphin Energy Corporation (“Dolphin”). Pursuant to the Galaxy PSA, the Company agreed to purchase all of Galaxy’s and Dolphin’s oil and gas interests in the Powder River Basin of Wyoming and Montana.  The Galaxy PSA expired by its terms on August 31, 2007.

At September 30, 2007, we had notes receivable of $2.5 million in relation to an earnest money deposit under the terms of the Galaxy PSA, with additional operating costs plus accrued interest on amounts due aggregating $0.3 million. In 2008, the entire balance was offset against amounts that we owed to MAB.  Marc A. Bruner, the largest single beneficial shareholder of the Company, is a 14.0% beneficial shareholder of Galaxy and is the father of the President and Chief Executive Officer of Galaxy.

Global Project Finance AG

On January 9, 2007, we entered into a Credit and Security Agreement (the “January 2007 Credit Facility”) with Global in the amount of $15.0 million.  As of September 30, 2008, and September 30, 2007, amounts drawn against this facility were $15.0 million.

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On May 21, 2007, we entered into a second Credit and Security Agreement with Global (the “May 2007 Credit Facility”) and we extended all the economic terms from the May 2007 Credit Facility retroactively to the January 2007 Credit Facility. Under the May 2007 Credit Facility, Global agreed to use its best efforts to advance up to $60.0 million to us over the following 18 months. As of September 30, 2008, total amounts drawn against this Facility were $24.8 million.  Interest accrues at 6.75% over the prime rate.

In connection with the May 2007 Credit Facility, Global received warrants to purchase 2.0 million of our common shares at the date of execution and was to receive 0.4 million warrants for each $1.0 million advanced under the Facility.  We pay an advance fee of 2% on all amounts drawn under the May 2007 Credit Facility.  Payments shall be made in such amounts as may be agreed upon by us and Global on the then outstanding principal balance in order to repay the principal balance by the maturity date, November 21, 2009. The loans are collateralized by a first perfected security interest on certain oil and gas properties and other of our assets. We may prepay the balance in whole or in part without penalty or notice and we may terminate the facility with 30 days written notice. In the event that we sell any interest in the oil and gas properties that comprise the collateral, a mandatory prepayment is due in the amount equal to such sales proceeds.

As of September 30, 2008 and 2007, $39.8 million and $31.6 million, respectively, had been advanced to us under these Facilities. The cash portion of the advance fees in the amount of $0.8 million, incurred proportionately at 2% of each respective draw, has been recorded as a deferred financing cost and these amounts are being amortized to interest expense over the life of the Facilities.  The fair value of the 4 million warrants issued in conjunction with the advances was $1.9 million, using the Black-Scholes method, and is being amortized over the same time frame.  The fair value of the warrants issued with the debt is $4.9 million.  We issued 15.9 million and 12.6 million warrants valued at $4.9 million and $4.5 million, respectively, at September 30, 2008 and 2007 in connection with the Facilities. No principal payments have been made to date.

On September 30, 2008, we entered into a conversion and release agreement wherein $6.5 million in accrued interest owed to Global related to these Credit Facilities was converted into 32.6 million shares of our common stock at $0.20 per share, which was above the fair value of the shares at that time.  The $2.6 million value of the interest obligation converted to our common stock in excess of the fair value of the shares was recorded as additional paid in capital.  Global agreed to accept the shares as complete and total payment for the accrued interest.

As of September 30, 2008, we were in default of payments in the amount of $0.8 million, which consisted of unpaid advance fees on the Global Facilities, but we obtained a comprehensive waiver from the lender, through October 1, 2009.  We had previously included unpaid advance fees of $0.6 million in accounts payable and accrued liabilities at September 30, 2007.

In October 2008, we and Global agreed that under certain circumstances, we may reduce the outstanding balance under the Credit Facilities with Global by up to $20.0 million in exchange for securities in Falcon and our common stock. If Falcon exercises its option to acquire a 50% interest in the Buckskin Mesa project and pays up to $10.0 million of the purchase price in Falcon convertible securities, we will assign to Global up to $10.0 million of such Falcon convertible securities, and pay the balance, if any, in cash, so that the total of the assigned Falcon convertible securities and any cash payment equals $10.0 million.  Global has agreed to treat this assignment and payment as payment of $10.0 million against amounts owed under the Credit Facilities.  In addition, upon exercise of the option, we would issue to Global shares of our common stock valued at $10.0 million as payment of an additional $10.0 million against amounts owed under the Credit Facilities.

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On October 10, 2007, we entered into a promissory note with Global, pursuant to which borrowings of $0.5 million were obtained on October 10, 2007, $0.1 million on January 31, 2008, $0.2 million on February 13, 2008 and $0.1 million on March 18, 2008.  As of September 30, 2008, the entire balance on the note was due and payable, after several extensions, on December 31, 2008, along with the interest calculated at 15%.  The note is unsecured and the balance at September 30, 2008 was $0.9 million, with accrued interest of $0.1 million. We have subsequently obtained an extension from the lender to July 31, 2009.

On September 25, 2007, we borrowed $0.5 million from Global under a promissory note dated September 1, 2007.  The note was unsecured and bore interest at 7.75% per annum.  This note was paid in full on November 9, 2007.

Global and its controlling shareholder, Christian Russenberger, were shareholders of the Company prior to entering into this Credit and Security Agreement

Bruner Family Trust

At various times during 2008, we entered into five promissory notes with the Bruner Family Trust.  Each note accrues interest at LIBOR plus 3% per annum and is due 12 months from each note’s respective date of issuance.  A note for $2.4 million was due on November 13, 2008, but was extended by the lender.  The remaining four notes are due in February, March (2) and August 2009. As of September 30, 2008, accrued interest relating to these notes is $0.0 million.

On July 11, 2007, we executed a subordinated unsecured promissory note in the amount of $0.3 million in favor of Bruner Family Trust. Interest accrues at an annual rate of 8% and the note plus accrued interest is due in full on the later of October 29, 2007 or the time when the Global Project Finance AG Credit Facility and all other senior indebtedness has been paid in full. In November 2007, this note was partially assigned to an officer and director of the company.

On September 21, 2007, we executed a subordinated unsecured promissory note in the amount of $0.0 million in favor of Bruner Family Trust. Interest accrues at the rate of 8% per annum and the note plus accrued interest is due in full on the later of December 20, 2007 or the time when the Global Project Finance AG Credit Facility and all other senior indebtedness has been paid in full.

At September 30, 2008, we have seven notes outstanding from the Bruner Family Trust totaling $2.8 million and we had accrued interest related to the Bruner Family Trust notes in the amount of $0.0 million.  In 2008, Charles Crowell, our Chairman and CEO, assigned the right to receive $0.2 million from Galaxy to us as consideration in payment of this note.  No other payments of principal or interest were made on these notes in 2008.

David E. Brody

Our Vice President, General Counsel and Secretary, David E. Brody, is a partner in the law firm of Patton Boggs LLP, where he has represented the Company since its inception.  Mr. Brody joined the Company in September 2006.  During the years ended September 30, 2008 and 2007, we incurred legal fees with Patton Boggs of $912,410 and $803,034, respectively.  Mr. Brody does not receive any part of the fees we pay to Patton Boggs.

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Charles A. Josenhans

Charles A. Josenhans, is the Managing Partner of New Vector Partners LLC, a consulting firm that has provided the services of Mr. Josenhans as Interim Chief Financial Officer from May 20, 2008 through January 23, 2009, and the services of other temporary accounting consultants.   During the fiscal year ended September 30, 2008, we incurred consulting fees with New Vector Partners of $320,060,  paid a $12,500 bonus, and issued 250,000 stock options.   Mr. Josenhans elected to defer payment of $10,000 of fee and $15,000 of bonus under the terms of an 18% secured subordinated debenture.  We issued 66,667 warrants to New Vector Partners LLC under the terms of the debenture agreement.

Future Transactions

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party.  A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions.

OTHER MATTERS

Quorum and Voting of Proxies

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum.  Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum.  If a quorum is present, the election of directors is determined by a plurality vote of the shares present at the Annual Meeting.  Any other matter presented at the Annual Meeting will be decided by a vote of the holders of a majority of the shares present at the meeting, unless the Articles of Incorporation or Bylaws of the Company or any express provision of law requires a different vote.  If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a “broker non-vote”), shares not voted as a result will be counted as present, but not cast with respect to any proposal.  All proxies received by the Company in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the director nominees named herein, and in the proxy holder’s discretion for all other matters that come before the Annual Meeting.  The Company does not know of any matters to be presented at the Annual Meeting other than those described herein.  However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Stockholder Nominations and Proposals

Any stockholder who wishes to submit a proposal for inclusion in the proxy material for our 2010 Annual Meeting of Stockholders must comply with Rule 14a-8 under the Securities Exchange Act of 1934.  Under Rule 14a-8, such proposal must be submitted to the Secretary of PetroHunter at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than October 21, 2009.  However, if the date of the 2010 Annual Meeting of Stockholders is more than 30 days from April 20, 2010, the deadline is a reasonable time prior to our printing of the proxy materials, which deadline will be communicated to the stockholders in our public filings.

In addition, our Bylaws provide that only such business as is properly brought before the Annual Meeting will be conducted.  For business to be properly brought before the meeting or for nominations of persons for election to the Board of Directors to be properly made at the Annual Meeting by a stockholder and not included in our proxy statement for such meeting, notice must be received by the Corporate Secretary of PetroHunter at the address indicated on the cover page not earlier than the close of business on December

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21, 2009 and not later than the close of business on January 20, 2010; provided that in the event that the date of the 2010 annual  meeting is more than 30 days before or more than 60 days after April 20, 2010, such notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual  meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by PetroHunter.  On request, the Corporate Secretary of PetroHunter will provide detailed instructions for submitting proposals or nominations.  A copy of the Bylaws may also be obtained upon request from the Corporate Secretary of PetroHunter.

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APPENDIX I
PETROHUNTER ENERGY CORPORATION
2009 PERFORMANCE INCENTIVE PLAN

1. PURPOSE OF PLAN

The purpose of this PetroHunter  Energy Corporation  2009 Performance Incentive Plan (this “Plan”) of PetroHunter  Energy Corporation, a Maryland corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2. ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3. PLAN ADMINISTRATION

3.1 The Administrator.    This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 2-414 of the Maryland General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency,

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this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2 Powers of the Administrator.    Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)
grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)
construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)
accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)
adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6;

(h)
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)
determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3 Binding Determinations.    Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in

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connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4 Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5 Delegation.    The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1 Shares Available.    Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2 Share Limits.    The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	15,000,000 shares of Common Stock, plus

(2)
the number of shares of Common Stock available for additional award grant purposes under the Corporation’s 2005 Stock Option Plan (the “2005 Plan”) as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2005 Plan as of the Stockholder Approval Date; plus

(3)
the number of any shares subject to stock options granted under the 2005 Plan and outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised; plus provided that in no event shall the Share Limit exceed 20,830,000 shares (which is the sum of the 15,000,000 shares set forth above, plus the number of shares available under the 2005 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the aggregate number of shares subject to options previously granted and outstanding under the 2005 Plan.

4.3 Awards Settled in Cash, Reissue of Awards and Shares.    To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan or under any of the Prior Plans (with respect to such a payment in connection with any award under any of the Prior Plans, only to the extent such transaction occurs after the Effective Date), as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under this Plan or under any of the Prior Plans (with respect to such an exchange or withholding in connection with any award under any of the Prior Plans, only to the extent such transaction occurs after the Effective Date), shall be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing

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adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4 Reservation of Shares; No Fractional Shares; Minimum Issue.    The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5. AWARDS

5.1 Type and Form of Awards.    The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options.    A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs.    To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights.    A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of

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shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable award agreement. The maximum term of an SAR shall be ten (10) years.

5.1.4 Other Awards.    The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

5.2 Section 162(m) Performance-Based Awards.    Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the fair market value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator.    The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals.    The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, operating margin, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award.    Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. The aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable

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only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $1,500,000. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

5.2.4 Certification of Payment.    Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion.    The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority.    As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan.

5.3 Award Agreements.    Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4 Deferrals and Settlements.    Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5 Consideration for Common Stock or Awards.    The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

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In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6 Definition of Fair Market Value.    For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price for a share of Common Stock as furnished by the NASDAQ Stock Market (the “NASDAQ”) for the date in question or, if no sales of Common Stock were reported by NASDAQ on that date, the last price for a share of Common Stock as furnished by NASDAQ for the next preceding day on which sales of Common Stock were reported by NASDAQ. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price for a share of Common Stock as furnished by NASDAQ available on the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by NASDAQ for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded NASDAQ as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7 Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions.    The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.7.3 Further Exceptions to Limits on Transfer.    The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation,

(b)
the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

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(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)
the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8 International Awards.    One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6. EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1 General.    The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2 Events Not Deemed Terminations of Service.    Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3 Effect of Change of Subsidiary Status.    For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7. ADJUSTMENTS; ACCELERATION

7.1 Adjustments.    Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a)
proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Section 8.8.3(a)) the performance standards applicable to any

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outstanding awards, or

(b)
make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

7.2 Automatic Acceleration of Awards.    Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

7.3 Possible Acceleration of Awards.    Without limiting Section 7.2, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option or SAR shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances. For purposes of this Plan, “Change in Control Event” means any of the following:

(a)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% or more of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b)
Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the

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election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)
Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 30% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of more than 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)
Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

7.4 Early Termination of Awards.    Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

7.5 Other Acceleration Rules.    Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to theapplicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

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7.6 Possible Rescission of Acceleration.    If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

7.7 Golden Parachute Limitation.    Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Corporation or one of its Subsidiaries because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8. OTHER PROVISIONS

8.1 Compliance with Laws.    This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2 Employment Status.    No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3 No Employment/Service Contract.    Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4 Plan Not Funded.    Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions

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of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5 Tax Withholding.    Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)
require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)
deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

8.6 Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date.    This Plan is effective as of January 28, 2009, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval.    To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards.    Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards.

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8.6.5 Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7 Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8 Governing Law; Construction; Severability.

8.8.1 Choice of Law.    This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Maryland.

8.8.2 Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a)
Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)
Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9 Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.    Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in

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substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11 Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12 No Corporate Action Restriction.    The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13 Other Company Benefit and Compensation Programs.    Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

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PROXY – PETROHUNTER ENERGY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF PETROHUNTER ENERGY CORPORATION

Charles B. Crowell and David E. Brody, or any of them, each with the power of substitution, are hereby authorized to represent and vote on the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the annual meeting of shareholders to be held on April 20, 2009, and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no directions are given, this proxy will be voted for the matters set forth below.  The proxy holders named will vote in their discretion on any other matter that may properly come before the meeting.

1.	ELECTION OF DIRECTORS - The Board of Directors recommends a vote FOR the listed nominees.
	FOR	WITHHOLD		FOR	WITHHOLD
Charles B. Crowell	[ ]	[ ]	Matthew R. Silverman	[ ]	[ ]
Carmen J. Lotito	[ ]	[ ]	Anthony K. Yeats	[ ]	[ ]
Martin B. Oring	[ ]	[ ]

2.	APPROVAL OF THE PETROHUNTER ENERGY CORPORATION - 2009 PERFORMANCE INCENTIVE PLAN – The Board of Directors recommends a vote FOR the proposal.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.	In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE:  Please sign exactly as name(s) EXACTLY as your name(s) appear(s) on the proxy.  All joint holders must sign.  When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 – Please keep Signature within the box	Signature 2 – Please keep Signature within the box	Date (mm/dd/yyyy)
[_________________________]	[_________________________]	[______/________/________]

Please mark, sign, date and return this proxy promptly using any one of the following methods:
•	By enclosing this proxy in the return envelope provided and mailing it.
•	By faxing this proxy to (720) 889-8371
•	By scanning this proxy and emailing it to kwhitejohnson@petrohunter.com